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                                                                    Exhibit 10.9


                       [LETTERHEAD OF BANK OF SCOTLAND]



PRIVATE & CONFIDENTIAL
Dril-Quip (Europe) Ltd
Stoneywood Park
Dyce
ABERDEEN
AB2 0DF


TERM LOAN


The Bank is pleased to offer a facility to the undernoted Borrower on the following terms and conditions ("this Offer"):


1.   MAIN FINANCIAL PROVISIONS

     1.1. Name and Address of each Borrower:

          Dril-Quip (Europe) Limited (Company No. 81748) incorporated under the Companies Acts and having its Registered Office at 18 Golden Square, Aberdeen.

          Where there is more than one Borrower any reference to "the Borrower" shall mean and include each of the above and their obligations and liabilities under this facility shall be joint and several.

     1.2. Amount of facility: (Pounds)460,000

     1.3. Period of facility: 120 months from the date of the drawing under the facility.

     1.4. An Arrangement Fee of (Pounds)Nil is payable on acceptance of this Offer and will be debited to the Servicing Account unless otherwise agreed.

     1.5. The Servicing Account is Account Number 00361710 with the Bank. The Borrower must ensure that at all times there are sufficient funds available in the Servicing

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          Account to pay the amounts debited under this Offer as soon as those amounts are debited.

     1.6 Interest will be calculated by the Bank on a day-to-day basis on the outstanding balance of the facility owing to the Bank. Interest accruing will be added to the outstanding balance on the last business day of each month. The interest rate will be 1.75% per annum over the Bank's Base Rate, as fluctuating from time to time.

     1.7. The Bank's Base Rate at the date of this Offer is 6.00% per annum. Changes are notified in national newspapers and all the Bank's Branches.

     1.8. The amount drawn under the facility, plus interest, must be repaid as follows:

          (a) Number of repayments: 120

          (b) The amounts of the repayments will be as fixed by the Bank for 12 months at a time and notified to the Borrower. (When the Bank calculates repayments it will do so having regard to the interest rate as at the date of calculation and how long the period of facility then has to run).

          (c) Repayments will be debited to the Servicing Account at intervals of one month after the date of the drawing under the facility.

          (d) Depending upon the movements of Base Rate in the final 12 months of repayment, the repayments fixed for these 12 months may not exactly match the amount outstanding. The Bank will calculate the amount of any necessary balancing payment to or from the Bank in this connection, and the amount of that balancing payment will be debited or credited to the Servicing Account by the Bank as appropriate.

          (e) If the Bank's Base Rate does not change after the date of this Offer, repayments for the first 12 months will be (Pounds)5,520.48 per month. Please note however that the repayments for the first 12 months will in fact be calculated by reference to the level of the Bank's Base Rate at the date of the first drawing under the facility, and may not be the same as the figure given above.

     1.9. Following upon the drawdown in full of the Facilities the Borrower may elect to convert the Term Loan Facilities to U.S. Dollar Term Loan Facilities, at an interest rate of 1.75 % over cost of funds, by service of notice (an "Election Notice") upon the same terms and conditions as are provided herein.

          An Election Notice must be served by the Borrower on the Bank not later than fourteen Business Days before the proposed date of conversion. In the event that the loan is converted to a U.S. Dollar loan, this will not constitute an early repayment per Clause 3.

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2.   USE OF FACILITY

     The facility may be used only to assist with the extension of the machine shop, refurbishment workshop and off-line fabrication facility.

     Where the facility is to be used for the purchase of an asset (or assets) or property then any proceeds of sale of such asset (or assets) or property shall be paid to the Bank in reduction or repayment of the facility.


3.   EARLY REPAYMENT OF THE FACILITY

     3.1. The facility may be repaid earlier than as specified in paragraph 1.8 of this Offer provided repayment takes place on the last business day of a month and the Borrower shall:

          (a) give at least 30 days' prior notice to the Bank;

          (b) at the time of early repayment, pay an additional amount equal to one month's interest (at the rate then applicable to the facility) on the amount of the early repayment; and

          (c) pay an administration fee to the Bank; the minimum such fee at the date of this Offer is (Pounds)50.00.

     3.2. If only part of the facility is repaid early the Borrower shall ensure that the repayments required under this Offer shall continue to be paid until all sums due under this Offer have been paid.

     3.3. Where the Bank has to recalculate the amount of repayments from time to time in terms of this Offer, such recalculation will be on the assumption that the period of the facility specified in paragraph 1.3 expires earlier than as stated, at a date determined by the Bank having regard to the proportion which the sums owing, after taking into account the early repayment, bear to the sums which would have been owing if the early repayment had not been made.

     3.4. Any sums repaid early may not be redrawn.

     3.5. This paragraph also applies where a Borrower is required to repay part of the facility early because an asset purchased by using the facility has been sold.

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4.   FINANCIAL INFORMATION

     Throughout the period the facility is available (including any extension of the facility) the Borrower must provide the Bank with the following financial information:

          Annual audited financial statements for the Borrower within four months after the end of the financial year to which they relate;

          Budget and cash flow projections, not less than one month before the start of the period to which they relate;

          Quarterly management accounts, within one month after the end of the period to which they relate.


5.   EVENTS OF DEFAULT

     5.1 The Bank may declare that an event of default has occurred upon or at any time after the happening of any of the following events:

          (a) if the Borrower fails to pay any sum on the due date for payment under this Offer or any other sum due and payable to the Bank;

          (b) if a petition is presented or an order is made or resolution is passed for the bankruptcy, sequestration, winding-up or administration of the Borrower or (in Scotland) the appointment of a judicial factor to the Borrower;

          (c) if any diligence, distress, execution, sequestration or other legal process is levied or enforced or sued out against any of the assets of the Borrower;

          (d) if any person takes possession of, or a receiver is appointed over, the whole or any part of the assets of the Borrower;

          (e) if the Borrower ceases or suspends payment of sums due or is unable to pay debts as they fall due or is deemed unable to pay sums due or is deemed apparently insolvent under insolvency legislation;

          (f) if any of the events specified in clauses (a) to (e) inclusive above happen in regard to a Guarantor of the Borrower; or

          (g) if the Borrower is a limited company and control of the Borrower passes to any person without the Bank's prior consent.

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     5.2. If the Bank declares that an event of default has occurred the Bank may at (or at any time after) the time of making the declaration:

          (a)  cancel the facility; and/or

          (b) demand immediate payment of the sums outstanding (in which case the sums outstanding shall become immediately due and payable by the Borrower) or declare that the sums outstanding shall become due and payable on demand; and/or

          (c) elect that interest at the default rate (being 2% over the rate specified in this Offer) will apply in which case interest under the facility will become payable at that rate before or after any court decree or judgement; and/or

          (d) charge an administration fee to compensate it for the additional time spent in administering the facility.


6.   GENERAL ADMINISTRATIVE PROVISIONS

     6.1. The Bank can withdraw this Offer at any time prior to acceptance. However, unless it is withdrawn, this Offer is open for acceptance which must reach the Bank within three calendar months of this Offer. If this Offer, duly signed, is not received by the Bank within that period, then, unless the Bank agrees otherwise, this Offer shall lapse.

     6.2. If the term loan remains undrawn twelve months from the date of this Offer (or such longer period as the Bank may agree) then it shall automatically cease to be available.

     6.3. A statement of the sums outstanding at any time and/or interest and/or charges due to the Bank at any time, duly certified by a Bank authorised official, shall (except where the Bank has made an obvious error) be final and conclusive.

     6.4. No delay by the Bank in exercising any right, power or privilege under this Offer shall prevent the Bank from exercising it at a later date and the Bank can exercise any of the powers conferred on more than one occasion.

     6.5. Unless the Bank otherwise agrees in this Offer, this Offer will be governed by the law of the country in which the branch of the Bank specified in this Offer is situated and the courts of that country will have jurisdiction in relation to any matter relating to this Offer.

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     6.6. Any notice from the Bank shall be effectively given if sent by post to the Registered Office/place of business/residence of the addressee last known to the Bank. Any notice shall be deemed to have been given and received forty eight hours after being sent by first class post.

     6.7. The Borrower shall reimburse the Bank for all legal fees and expenses relating to this Offer and any security that may be required.

7.   ADDITIONAL CONDITIONS

     The conditions in the attached Appendix shall also apply.


8.   SECURITY

     The following security ALREADY HELD by the Bank shall be available as security for the amounts owing to the Bank under this Offer (as well as for any other amounts covered by that security):

     Standard Security over 4.6 acre site, Stoneywood Park, Dyce, Aberdeen

     Standard Security over office, workshop and yard on 5.5 acre site at Stoneywood Park, Dyce, Aberdeen

     Any security WHICH MAY SUBSEQUENTLY BE HELD by the Bank shall be available to secure the amounts owing to the Bank under this Offer and all other sums due to the Bank, to the full extent that the terms of such security permit.

     A charge of (Pounds)Nil will be made to cover the Bank's security administration costs and will be debited on acceptance of this Offer. This is in addition to any costs and expenses charged by any firm of solicitors employed by the Bank to complete the documentation and procedures for the above security requirements which will be paid by the Borrower.


9.   TIME LIMIT FOR ACCEPTANCE OF OFFER

     To accept this Offer, each Borrower named in paragraph 1.1. should please sign below where indicated, and the completed Offer should be returned to the Bank at the above address within three calendar months from the date of this Offer. A duplicate of this Offer is enclosed for the Borrower to keep.

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/s/ D.W                                          Date of Offer 26th March 1996
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For and on behalf of the Bank

I/We accept the above Offer.

Signed for and on behalf of Dril-Quip (Europe) Ltd



/s/ J. Mike Walker                               Director
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/s/ Gary D. Smith                                Director/Secretary
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        June 7, 1997                             Date
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Appendix of Additional Conditions for Offer to Dril-Quip (Europe) Ltd

Dated 26th March 1996

Drawdown may be made upon satisfaction of the following conditions precedent:

1. The Bank to receive confirmation that planning permission has been obtained together with the building warrant to enable the building work to be carried out.

2. The Borrower to provide the Bank with detailed costings in respect of the building work with confirmation that the work will be undertaken on a fixed price contract basis.

3. The Borrower to provide the Bank with a schedule detailing the proposed payments against surveyor's certificates.

4. The Bank to receive and be satisfied with the letters of appointment for the professional team.

5. The Bank to receive confirmation from the Borrower's solicitors that the property extension will be on land covered by the existing standard securities.

The following condition shall continue to apply while the borrowing is bridged on overdraft pending receipt of the completion certificate:

1) Drawdowns in respect of the building works to be made against surveyor's certificates.


_____________________________
For and on behalf of the Bank      Date of signing 26th March 1996


Signed for and on behalf of Dril-Quip (Europe) Ltd


_____________________________        Director


_____________________________        Director/Secretary


_____________________________        Date

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